UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/25/2012

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 25, 2012, the Nasdaq Stock Market ("Nasdaq") notified Stereotaxis, Inc. (the "Company"), that it no longer complies with Rule 5450(b)(3)(C), the Market Value of Publicly Held Shares ("MVPHS") Rule, as the Company did not maintain a minimum MVPHS of $15,000,000 for the 30 consecutive business days prior to the date of the letter. In accordance with Rule 5810(c)(3)(D), the Company will be provided 180 calendar days, or until December 24, 2012, to regain compliance with the MVPHS Rule. The Company may regain compliance with the MVPHS Rule if the Company's MVPHS closes at $15,000,000 or more for a minimum of 10 consecutive business days at any time before December 24, 2012.

The Nasdaq letter further states that if the Company does not regain compliance with the MVPHS Rule by December 24, 2012, then Nasdaq will notify the Company that its common stock ("Common Stock") will be delisted. At that time, the Company may appeal Nasdaq's determination to delist the Common Stock.   Alternatively, the Company may apply for a transfer to The Nasdaq Capital Market ("Capital Market") provided it satisfies the continued listing standards of the Capital Market set forth in Marketplace Rule 5505.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: June 29, 2012	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel